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                                                           Exhibit 3.02



                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      DEAN WITTER SELECT FUTURES FUND L.P.

            The undersigned, desiring to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, Title 6 Delaware Code, Subtitle II, Chapter 17, ss.17-101 et seq. (the "Act"), does hereby certify, pursuant to Section 17-201(a) of the Act, as follows:

            1. Name of Limited Partnership. The name of the limited partnership is DEAN WITTER SELECT FUTURES FUND L.P.

            2. Nature of Business. The nature of the business to be conducted by the Partnership is to engage in any lawful act or activity for which a limited partnership may be organized under the law of the State of Delaware.

            3. Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Partnership's registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            4. General Partner. The name and the business and mailing address of the sole general partner is Demeter Management
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Corporation, Two World Trade Center, 22nd Floor, New York, New York 10048.

            This Certificate was duly executed in accordance with, and is being filed pursuant to, the provisions of ss.17-201 of the Act, and the rights of creditors and partners of the Partnership are intended to be governed by the Act.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Dean Witter Select Futures Fund L.P. on March 19, 1991.

                                        DEMETER MANAGEMENT CORPORATION,

                                              General Partner

                                        By: /s/
                                            ---------------------------------
                                                    Mark J. Hawley
                                                       President


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